SEC Form 10-Q §906                                                               Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Green Mountain Power Corporation (the "Company") for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Christopher L. Dutton, Chief Executive Officer and President of the Company, and Dawn D. Bugbee, Vice President, Chief Financial Officer and Principal Accounting Officer, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 9, 2006	/s/ Christopher L. Dutton
Christopher L. Dutton President and Chief Executive Officer

Date: May 9, 2006	/s/ Dawn D. Bugbee
Dawn D. Bugbee Vice President, Chief Financial Officer and Principal Accounting Officer